EXHIBIT 10.1

AMENDMENT NO. 3

TO

SUBORDINATED CREDIT AGREEMENT

AMENDMENT NO. 3 TO SUBORDINATED CREDIT AGREEMENT, dated as of October 15, 2008 (this “Amendment”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), and WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company (“Wells Acquisition”; Wells Timberland and Wells Acquisition, each a “Borrower” and, collectively, the “Borrowers”), the various other Loan Parties (as defined below) that are parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to that certain Subordinated Credit Agreement (the “Subordinated Credit Agreement”), dated as of October 9, 2007, as amended by that certain Amendment No. 1 to Subordinated Credit Agreement dated as of November 26, 2007 and as further amended by that certain Amendment No. 2 to Subordinated Credit Agreement dated as of February 29, 2008 (collectively, the “Existing Credit Agreement”), and along with the other Loan Parties, as applicable, the other Loan Documents;

WHEREAS, the Borrowers have requested that, as of the Effective Date (as defined below), the Existing Credit Agreement be amended as herein provided; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings:

“Administrative Agent” is defined in the preamble.

“Amended Credit Agreement” means the Existing Credit Agreement as amended by this Amendment as of the Effective Date.

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Effective Date” is defined in Section 5.1.

“Existing Credit Agreement” is defined in the first recital.

“Lenders” is defined in the preamble.

SECTION 1.2. Other Definitions. Unless otherwise defined or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Amended Credit Agreement.

ARTICLE II

AMENDMENTS

Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is amended as follows:

SECTION 2.1. Additions to Section 1.1. The following new definitions are added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order:

“Amendment No. 3 to Subordinated Credit Agreement” shall mean Amendment No. 3 to Subordinated Credit Agreement, dated as of October 15, 2008, among the parties to this Amendment.

“Fifth Principal Reduction Date” means June 30, 2009.

“Fourth Principal Reduction Date” means March 31, 2009.

“Third Principal Reduction Date” means December 31, 2008.

“WAS I Secured Guaranty Pledge Agreement” means that certain Secured Guaranty Pledge Agreement dated as of October 9, 2007 by Wells Advisory in favor of the Administrative Agent, as amended by that certain Amendment No. 1 to Secured Guaranty Pledge Agreement dated as of February 29, 2008 by Wells Advisory.

“Wells Advisory” means Wells Advisory Services I, LLC, a Georgia limited liability company.

“WREF Secured Guaranty Pledge Agreement” means that certain WREF Secured Guaranty Pledge Agreement dated as of October 15, 2008 by WREF in favor of the Administrative Agent.

SECTION 2.2. Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is amended as follows:

(a) The definition of “Agreement” is amended and restated in its entirety to read as follows:

““Agreement” means this Agreement, as amended by Amendment No. 1 to Subordinated Credit Agreement, Amendment No. 2 to Subordinated Credit Agreement, and Amendment No. 3 to Subordinated Credit Agreement.”

(b) The definition of “Extended Maturity Date” is deleted.

(c) The definition of “Borrower Pledge Agreement” is amended and restated in its entirety to read as follows:

““Borrower Pledge Agreement” means that that certain Pledge Agreement dated as of October 9, 2007 by Wells Installment Note Issuer, and Wells Partnership, in favor of the

Administrative Agent, as amended by that certain First Amendment to Pledge Agreement dated as of October 15, 2008 by Wells Installment Note Issuer, Wells Partnership and Wells Acquisition.”

(d) The definition of “Secured Guaranty Pledge Agreement” is amended and restated in its entirety to read as follows:

“Secured Guaranty Pledge Agreement” means the WAS I Secured Guaranty Pledge Agreement.

(e) The definition of “Stated Maturity Date” is amended and restated in its entirety to read as follows:

“Stated Maturity Date” means September 30, 2009.

SECTION 2.3. Amendments to Section 3.1.2. Section 3.1.2 of the Existing Credit Agreement is amended as follows:

(a) Section 3.1.2(a) is amended and restated to read in its entirety as follows:

“The aggregate outstanding principal amount of all Loans and all other Obligations of Borrower under the Loan Documents, including all Fees, shall be due and payable in full on the Stated Maturity Date;”

(b) The following is added as new subsections 3.1.2(c2), (c3) and (c4) immediately between 3.1.2 subsections (c) and (d):

“(c2) A principal payment shall be made on the Third Principal Reduction Date in an amount which, when added to all previously made principal payments, reduces the aggregate outstanding principal balance of the Loans to an amount not greater than sixty-seven million dollars ($67,000,000);

(c3) A principal payment shall be made on the Fourth Principal Reduction Date in an amount which, when added to all previously made principal payments, reduces the aggregate outstanding principal balance of the Loans to an amount not greater than forty-five million dollars ($45,000,000);

(c4) A principal payment shall be made on the Fifth Principal Reduction Date in an amount which, when added to all previously made principal payments, reduces the aggregate outstanding principal balance of the Loans to an amount not greater than twenty-five million dollars ($25,000,000);”

SECTION 2.4. Amendments to Section 7.1.3.

(a) The title of Section 7.1.3 of the Existing Credit Agreement is amended and restated in its entirety to read as follows: “Maintenance of Properties, Franchises and Equity Interests.”

(b) Section 7.1.3 of the Existing Credit Agreement is amended so that the following is added as new subsection (c) immediately after subsection (b):

“(c) Wells REIT will maintain the effectiveness of a registration statement with the Securities and Exchange Commission which permits the continuous public offering in the U.S. of its Equity Raises.”

SECTION 2.5. Addition of Section 7.1.14. The following is added as new Section 7.1.14 of the Existing Credit Agreement immediately after Section 7.1.13:

“7.1.14 October 2008 Pledged Common Stock. Pursuant to the WAS I Secured Guaranty Pledge Agreement, Wells Advisory shall have granted to the Administrative Agent and the Administrative Agent shall have received from Wells Advisory, on or before October 23, 2008, a lien and security interest in not less than 7,942,932 common shares of Piedmont Realty Office Trust Inc., formerly known as Wells Real Estate Investment Trust, Inc., issued to Wells Advisory.”

SECTION 2.6. Amendment to Section 8.1.3. The following is added to the end of Section 8.1.3 of the Existing Credit Agreement between the reference to Section “7.1.13” and the phrase “or 7.2”: “, 7.1.14”.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties. In order to induce the Lenders to make the amendments provided for in Article II, the Borrowers hereby jointly and severally represent and warrant that:

(a) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date);

(b) no Default or Event of Default has occurred and is continuing; and

(c) the execution, delivery and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under (A) the formation documents of the Loan Parties, or (B) any material indenture, agreement, mortgage, deed of trust, or other instrument to which any Loan Party is a party or by which it is bound or any of its properties are subject; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument; or (iii) violate any law, order, rule, or regulation applicable to any Loan Party of any court or of any Federal or State regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over any Loan Party or its properties.

SECTION 3.2. Further Agreement. The Borrowers hereby jointly and severally agree that (a) the incorrectness in any material respect of any representation and warranty contained in the preceding Section 3.1 shall constitute an immediate Event of Default, (b) each Loan Document to which each Loan Party is a party is in full force and effect with respect to it, and (c) no event that would reasonably be expected to have a Material Adverse Effect has occurred since the execution of Amendment No. 2 to Subordinated Credit Agreement.

ARTICLE IV

ACKNOWLEDGMENT OF OTHER LOAN PARTIES

By executing this Amendment, each of the Loan Parties (other than the Borrowers) hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date each reference therein to the Subordinated Credit Agreement shall refer to the Existing Credit Agreement after giving effect to this Amendment.

ARTICLE V

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 5.1. Effective Date. This Amendment shall become effective on such date (herein called the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 5.2. Amendment to Pledge Agreement. The Administrative Agent shall have received a duly executed original of that certain First Amendment to Pledge Agreement, dated as of October 15, 2008, made by MWV SPE, LLC, a Delaware limited liability company, Wells Timberland Operating Partnership, L.P., a Delaware limited partnership, and Wells Timberland Acquisition, LLC, a Delaware limited liability company, in favor of the Administrative Agent (the “First Amendment to Pledge Agreement”).

SECTION 5.3. WREF Secured Guaranty Pledge Agreement. The Administrative Agent shall have received a duly executed original of the WREF Secured Guaranty Pledge Agreement dated as of even date herewith.

SECTION 5.4. Execution of Amendment. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, each of the other Loan Parties, the Administrative Agent and all the Lenders.

SECTION 5.5. Common Stock. The Administrative Agent shall have received from Wells Timberland Certificate No. 2 (as defined in the First Amendment to Pledge Agreement) together with a corresponding stock power executed in blank to the Administrative Agent.

SECTION 5.6. Representations and Warranties. The representations, warranties and agreements made by the Borrowers pursuant to Article III shall be true and correct as of the Effective Date.

SECTION 5.7. Expiration. If the Effective Date has not occurred on or prior to October 24, 2008, the agreements of the parties contained in this Amendment shall, unless otherwise agreed by all the Lenders, terminate immediately on such date and without further action.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1. Legal Opinions. No later than five (5) Business Days after the date of this Amendment, the Administrative Agent shall have received from counsel to the Loan Parties legal opinions regarding due organization, existence and good standing, due authorization, due execution and delivery, enforceability and usury for the Loan Parties, the Amended Credit Agreement, the Pledge Agreement, as amended, and the WREF Secured Guaranty Pledge Agreement, substantially in the forms received by the Administrative Agent at the closing of the Subordinated Credit Agreement.

SECTION 6.2. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 6.3. Loan Document Pursuant to Amended Credit Agreement. This Amendment is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.4. Limitation of Amendments. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrower or any other Loan Party which would require the consent of any of the Lenders under the Existing Credit Agreement or any other Loan Document.

SECTION 6.5. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.7. Further Assurances. The Borrower shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Amendment.

SECTION 6.8. Costs and Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Amendment and the other agreements and documents entered into in connection herewith.

SECTION 6.9. No Waiver; Reservation of Rights. In no way or manner shall this Amendment or any provision herein be construed as a waiver by the Lender Parties of their rights or remedies under the Amended Credit Agreement and the other Loan Documents. The Lender Parties hereby expressly, fully and completely reserve all of their rights and remedies under the Amended Credit Agreement and the other Loan Documents.

SECTION 6.10. Release. Each of the Loan Parties hereby releases the Administrative Agent, the Lenders and their respective officers, directors, equity owners, agents and employees (collectively, the “Specified Parties”) of, from and against any and all claims, liability, losses, costs and expenses directly or indirectly relating to or arising out of the Loan Documents and the execution and delivery thereof or any act or omission of the Specified Parties thereunder or relating thereto which has occurred up through and including the time of the execution and delivery of this Amendment and which is known by, or should have been known by, any of the Loan Parties.

SECTION 6.11. GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AMENDMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS: TIMBERLANDS II, LLC, a Delaware limited liability company

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, a Georgia limited liability company, as Manager

	By:	/s/ Brian Davis
Name: Brian Davis Title: Vice President, Finance

WELLS TIMBERLAND ACQUISITION, LLC, a Delaware limited liability company

By:	WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, a Georgia limited liability company, as Manager

	By:	/s/ Brian Davis
Name: Brian Davis Title: Vice President, Finance

OTHER LOAN PARTIES: WELLS TRS HARVESTING OPERATIONS, LLC, a Delaware limited liability company

By:	FOREST RESOURCE CONSULTANTS, INC., a Georgia corporation, as Manager

	By:	/s/ David Foil
Name: David Foil Title: President

WELLS TIMBERLAND REIT, INC., a Maryland corporation

By:	/s/ Randall D. Fretz
Name: Randall D. Fretz Title: Senior Vice President

WELLS TIMBERLAND TRS, INC., a Delaware corporation

By:	/s/ Randall D. Fretz
Name: Randall D. Fretz Title: Senior Vice President

WELLS REAL ESTATE FUNDS, INC., a Georgia corporation

By:	/s/ Randall D. Fretz
Name: Randall D. Fretz Title: Vice President

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	WELLS TIMBERLAND REIT, INC., a Maryland corporation, as General Partner

	By:	/s/ Randall D. Fretz
Name: Randall D. Fretz Title: Senior Vice President

ADMINISTRATIVE AGENT: WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Brian Rubins
Name: Brian Rubins Title: Vice President

LENDERS: WACHOVIA BANK, NATIONAL ASSOCIATION,

By:	/s/ Brian Rubins
Name: Brian Rubins Title: Vice President